UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K




                                 CURRENT REPORT



                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934



                         Date of Report: January 3, 2001



                              THE DIAL CORPORATION
             (Exact Name of Registrant as Specified in its Charter)




     DELAWARE                                            51-0374887
(State  or  Other  Jurisdiction  of                      (I.R.S.  Employer
Incorporation  or  Organization)                         Identification  No.)


15501  NORTH  DIAL  BOULEVARD
     SCOTTSDALE,  ARIZONA                                85260-1619
(Address  of  Principal  Executive  Offices)             (Zip  Code)


Registrant's  Telephone  Number,  Including  Area  Code  (480)  754-3425

ITEM  5.  OTHER  EVENTS.

On January 3, 2001, the Company issued a press release relating to the modification of its joint venture relationships in the United States and Mexico with Henkel KGaA of Dusseldorf, Germany, a copy of which is filed herewith as
Exhibit  99.


SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


THE  DIAL  CORPORATION
January  3,  2001



/s/  Conrad  A.  Conrad
     Senior  Vice  President  and  Chief  Financial  Officer









                                                                      EXHIBIT 99


          STEPHEN  BLUM  -  INVESTOR  RELATIONS
                            (480)  754-5040

          TOM  HERRMANN  -  CORPORATE  COMMUNICATIONS
                            (480)  754-2202


                        Dial/Henkel Joint Venture Changes

     SCOTTSDALE, ARIZ. - JANUARY 3, 2001 - The Dial Corporation (NYSE:DL) and Henkel KGaA of Duesseldorf, Germany today announced they have modified their joint venture in the United States and have dissolved their joint venture in Mexico.

     Dial and Henkel will continue to own a limited U.S. joint venture equally; however, the only business to be conducted by the joint venture going forward will be the Custom Cleaner home dry-cleaning business. Dial will continue to market, sell and distribute the Custom Cleaner products on behalf of the U.S. joint venture. Dial has also terminated its license of the Purex trademark to both the U.S. and Mexico joint ventures.

     Dial sold its interest in the Mexico joint venture to Henkel for $18.9 million. The proceeds were used to pay down debt. Dial will record an approximate $5 million loss as part of the previously announced restructuring.

     Herbert M. Baum, chairman,president and CEO of The Dial Corporation said today's announcement is part of a larger move by Dial to aggressively improve performance and increase shareholder value. Baum re-evaluated the joint venture's performance after assuming his position in August 2000. A month later, Dial and Henkel decided to discontinue the Purex Advanced laundry detergent business due to its lackluster performance and mounting losses being recognized by both Henkel and Dial in conjunction with the business.

     The Dial/Henkel joint venture was among several disappointing businesses Baum cited in announcing a special pre-tax charge to earnings outlined to the financial community on October 18, 2000, and taken in the second half of 2000.

     "This move allows us to better focus our efforts and resources on our strongest core brands and businesses," said Baum. "As part of our strategy to stabilize and fix our businesses and explore options for the future, we must either fix our unprofitable businesses or jettison them. This is but one step in that process."

     The Dial Corporation and Henkel KGaA formed the U.S. joint venture, Dial/Henkel LLC, in April 1999 to introduce enhanced laundry products into the North American marketplace, with Henkel providing technology and Dial providing its Purex trademark and its manufacturing, and distribution infrastructure and expertise.

     The Dial Corporation is one of America's leading manufacturers of consumer products, including Dial soaps, Purex laundry detergents, Renuzit air fresheners, Armour Star canned meats, and Sarah Michaels and Freeman personal care brands. Dial products have been in the American marketplace for more than 100 years. For more information about The Dial Corporation, visit the company's web site at www.dialcorp.com.
               ----------------

FORWARD-LOOKING  STATEMENTS

     Statements in this press release as to the Company's expectations, beliefs, plans or predictions for the future are forward-looking statements, as the term is defined by the Securities and Exchange Commission (SEC). Actual results might differ materially from those projected in the forward-looking statements. Factors that could cause actual results to materially differ from those in the forward-looking statements are detailed in Dial's SEC filings.